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CONTACT:
Kelly Taylor
Director, Investor Relations
(216) 676-2000

GrafTech Announces Letters of Intent with Brookfield Asset Management for
Preferred Equity Investment and Tender Offer

Preferred Equity Investment of $150 Million Reflects Brookfield’s Confidence in GrafTech’s Strategic Priorities and Ability to Enhance Value;

Tender Offer to Purchase GrafTech Shares Would Be at $5.05 Per Share;

Annual Meeting Postponed

INDEPENDENCE, Ohio -- April 29, 2015 -- GrafTech International Ltd. (NYSE:GTI) today announced its Board of Directors has unanimously approved entering into a letter of intent regarding the potential sale of $150 million of 7% convertible preferred shares in a private offering to an affiliate of Brookfield Asset Management Inc. (NYSE: BAM) (TSX: BAM.A) (Euronext: BAMA) (“Brookfield”), a global alternative asset manager with more than $200 billion in assets under management. GrafTech announced that the Board also unanimously approved entering into a separate letter of intent for a possible tender offer by Brookfield to acquire outstanding shares of GrafTech common stock.

Possible Issuance of 7% Convertible Preferred Shares

The first letter of intent contemplates that the convertible preferred shares would be issued in two series. One series would be immediately convertible into common shares equal to up to 19.9% of the currently outstanding shares of common stock at a conversion price of $5.00 per common share, subject to customary and anti-dilution adjustments. The other series is proposed on the same economic terms and would become convertible into common shares equal to up to 2.0% of the currently outstanding shares upon approval by stockholders in accordance with New York Stock Exchange requirements. Upon receipt of such approval, the two series would be combined into one series. Upon issuance of the preferred shares, Brookfield would have the right to add two members to the Company’s Board.

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“Over the last eighteen months, we have taken deliberate steps to position the Company for the long term and believe this transaction is another example of our continued commitment to positioning the Company for success,” said Joel Hawthorne, Chief Executive Officer of GrafTech. “We are pleased to partner with Brookfield, which has a long and proven track record of success and has demonstrated confidence in our strategic plan and prospects. Brookfield shares our focus on executing a strategy that will allow GrafTech to manage through intensifying industry challenges in preparation for a cyclical upturn. While we continue to face considerable industry challenges, we have made significant progress in delivering differentiated products to customers, optimizing our portfolio and efficiently managing costs, and we are committed to achieving these objectives.”

Mark Weinberg, Managing Partner, Brookfield Private Equity, added “We are pleased to make this equity investment in GrafTech, tangible evidence that reflects our strong endorsement of the Company’s leadership, business plan and underlying asset quality. We have had the opportunity to do financial and operational due diligence including site visits to the majority of the Company’s plants. From our perspective as an owner of many businesses, including steel manufacturing, we observed operational efficiencies being achieved through GrafTech’s Lean Manufacturing management system, passionate management, engaged employees, a flat organizational structure and a keen sense of what drives long-term value in the graphite business. We look forward to a long and rewarding relationship with the Company.”

Possible Tender Offer at $5.05 per Share

The second letter of intent contemplates a potential tender offer by Brookfield to purchase up to all of the outstanding shares of GrafTech common stock at a purchase price of $5.05 per share, representing a proposed premium of 26% based on the average closing price of the Company's common shares during the 60 trading days ended April 28, 2015. Acceptance of and payment for shares tendered would be conditioned on at least approximately 15% of the outstanding shares of GrafTech common stock being tendered and not withdrawn. If more than approximately 75% of the outstanding shares of common stock are tendered and not withdrawn, it is expected that the remaining shares would be acquired in a merger transaction at the same price.

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The potential tender offer, if it occurs, is intended to provide GrafTech stockholders the option to choose immediate liquidity at a premium or to participate in GrafTech as a stockholder following the closing of the tender offer (subject to the tender offer provisions) with the benefit of Brookfield sponsorship going forward. If the tender offer occurs, a stockholder might choose to accept a combination of both cash and continued ownership of GrafTech shares.

The Company believes that Brookfield has an exceptional track record sponsoring public companies in difficult underlying market conditions, including significant knowledge and experience in steel, mining and metals, and other industrial sectors.

Consummation of Transactions Under Letters of Intent Subject to Entry into Definitive Agreements

GrafTech and Brookfield intend to negotiate and execute definitive agreements regarding both the possible convertible preferred issuance and the potential tender offer in the near term. There can be no assurance that any definitive agreement will be signed or that any transaction will be consummated.

In order to give GrafTech stockholders adequate opportunity to consider the choices expected to be presented by the tender offer, GrafTech’s Board has decided to postpone the Company’s 2015 Annual Meeting of Stockholders to a later date.

Conference Call

GrafTech today also reported earnings for the first quarter ended March 31, 2015. GrafTech will host a webcast and conference call with investors and analysts to discuss this announcement and earnings at 8:00 am Eastern Time on April 30, 2015.

The live webcast will be available at www.graftech.com in the investor relations section. The dial-in telephone numbers for the live audio are:

Domestic - (877) 736-7716
International - (706) 501-7465

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The rebroadcast webcast will be available following the call, and for 30 days thereafter, at www.graftech.com in the investor relations section.

Advisors

J.P. Morgan Securities LLC is serving as financial advisor to GrafTech on both the possible convertible preferred issuance and the potential tender offer, and Withers LLP and Willkie Farr & Gallagher LLP are serving as legal counsel, in connection with the negotiations regarding these prospective transactions.

About GrafTech

GrafTech International is a global company that has been redefining limits for more than 125 years. We offer innovative graphite material solutions for our customers in a wide range of industries and end markets, including steel manufacturing, advanced energy applications and latest generation electronics. GrafTech operates 18 principal manufacturing facilities on four continents and sells products in over 70 countries. Headquartered in Independence, Ohio, GrafTech employs approximately 2,400 people. For more information, call 216-676-2000 or visit www.GrafTech.com.

Notice to Investors

The possible convertible preferred issuance has not yet occurred and the potential tender offer described above has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any shares of common stock of GrafTech. The solicitation and the offer to buy shares of common stock of GrafTech will only be made following definitive documentation and pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Brookfield intends to file with the SEC. In addition, following definitive documentation, GrafTech intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. If filed, stockholders will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of GrafTech on Schedule 14D-9 and related materials with respect to the tender offer and the merger, free of charge at the website of the SEC at www.sec.gov, and from any information agent named in the tender offer materials. Stockholders may also obtain, at no charge, any such documents filed with or furnished to the SEC by GrafTech under the "Investors Relations" section of GrafTech's website at www.graftech.com. STOCKHOLDERS ARE ADVISED TO READ THESE DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE, INCLUDING ANY SOLICITATION/RECOMMENDATION STATEMENT OF GRAFTECH AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY, PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO ANY POTENTIAL TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF ANY POTENTIAL TENDER OFFER.

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Forward-Looking Statements

This news release and related discussions may contain forward-looking statements about such matters as: the proposed issuance of convertible preferred stock, the conditions to consummation of such potential issuance, the terms of any such potential issuance and stock, the use of proceeds and related matters; a possible tender offer and merger, the conditions to consummation thereof, the terms thereof and related matters; the effects of such possible issuance, tender offer and merger under equity award and benefit plans and agreements or our credit agreement, senior notes or senior subordinated notes; our outlook for 2015; future or targeted operational and financial performance; growth prospects and rates; the markets we serve; future or targeted profitability, cash flow, liquidity, sales, costs and expenses, tax rates, working capital, inventory levels, debt levels, capital expenditures, EBITDA, cost savings and business opportunities and positioning; strategic plans; stock repurchase plans; cost, inventory and supply-chain management; rationalization and related activities; the impact of rationalization, product line changes, cost competitiveness and liquidity initiatives; expected or targeted changes in production capacity or levels, operating rates or efficiency in our operations or our competitors' or customers' operations; future prices and demand for our products; product quality; diversification, new products and product improvements and their impact on our business; the integration or impact of acquired businesses; investments and acquisitions that we may make in the future; possible financing or refinancing (including factoring and supply-chain financing) activities; our customers' operations, order patterns and demand for their products; the impact of customer bankruptcies; our position in markets we serve; regional and global economic and industry market conditions, including our expectations concerning their impact on us and our customers and suppliers; conditions and changes in the global financial and credit markets; legal proceedings and antitrust investigations; our liquidity and capital resources, including our obligations under our senior subordinated notes that mature in November 2015; tax rates and the effects of jurisdictional mix; the impact of accounting changes; and currency exchange and interest rates and changes therein.

We have no duty to update these statements. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, due to various factors, including: failure to enter into definitive agreements relating to the preferred stock issuance on the tender offer and merger; failure to satisfy conditions to be contained in any such agreements to consummation thereof, including due to material adverse changes affecting the Company or its prospects or failure to obtain regulatory approvals; litigation in relation to such transactions; actual timing of the filing of our Form 10-K with the SEC and potential effects of delays in such filing; failure to achieve cost savings, EBITDA or other estimates; actual outcome of uncertainties associated with assumptions and estimates used when applying critical accounting policies and preparing financial statements; failure to successfully develop and commercialize new or improved products; adverse changes in cost, inventory or supply-chain management; limitations or delays on capital expenditures; business interruptions including those caused by weather, natural disaster or other causes; delays or changes in, or non-consummation of, proposed investments or acquisitions; failure to successfully integrate or achieve expected synergies, performance or returns expected from any completed investments or acquisitions; inability to protect our intellectual property rights or infringement of intellectual property rights of others; changes in market prices of our securities; changes in our ability to obtain new or refinance existing financing on acceptable terms; adverse changes in labor relations; adverse developments in

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legal proceedings or investigations; non-realization of anticipated benefits from, or variances in the cost or timing of, organizational changes, rationalizations and restructurings; loss of market share or sales due to rationalization, product-line changes or pricing activities; negative developments relating to health, safety or environmental compliance, remediation or liabilities; downturns, production reductions or suspensions or other changes in steel, electronics and other markets we or our customers serve; customer or supplier bankruptcy or insolvency events; political unrest which adversely impacts us or our customers' businesses; declines in demand; intensified competition and price or margin decreases; graphite-electrode and needle-coke manufacturing capacity increases; fluctuating market prices for our products, including adverse differences between actual graphite-electrode prices and spot or announced prices; consolidation of steel producers; mismatches between manufacturing capacity and demand; significant changes in our provision for income taxes and effective income-tax rate; changes in the availability or cost of key inputs, including petroleum-based coke or energy; changes in interest or currency-exchange rates; inflation or deflation; failure to satisfy conditions to government grants; continuing uncertainty over fiscal or monetary policies or conditions in the U.S., Europe, China or elsewhere; changes in fiscal and monetary policy; a protracted regional or global financial or economic crisis; and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. This news release does not constitute an offer or solicitation as to any securities. References to street or analyst earnings estimates mean those published by First Call.

Important Additional Information

GrafTech and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the 2015 Annual Meeting. GrafTech has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from GrafTech stockholders for the 2015 Annual Meeting. When completed, a definitive proxy statement and a form of proxy will be mailed to GrafTech stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITH RESPECT TO THE 2015 ANNUAL MEETING AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC in connection with GrafTech’s Annual Meeting. Information regarding the direct and indirect beneficial ownership of GrafTech’s directors and executive officers in GrafTech securities is set forth in the proxy statement and other materials to be filed with the SEC in connection with GrafTech’s 2015 Annual Meeting. Stockholders will be able to obtain free copies of the proxy statement, any amendments or supplements to the proxy statement and other documents filed with the SEC by GrafTech through the web site maintained by the SEC at www.sec.gov and on GrafTech’s web site at http://ir.graftech.com/.